SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            TLC THE LASER CENTER INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)

       Ontario, Canada                                    980151150
  (State or jurisdiction of                 (I.R.S. Employer Identification No.)
incorporation or organization)

                         5600 Explorer Drive, Suite 301
                          Mississauga, Ontario L4W 4Y2
                                 (905) 602-2020
          (Address and Telephone Number of Principal Executive Offices,
                              Including Zip Code)

                20/20 LASER CENTERS, INC. 1995 STOCK OPTION PLAN
                       INDIVIDUAL STOCK OPTION AGREEMENTS
                            (Full Title of the Plan)

                            Elizabeth A. Karmin, Esq.
                         6701 Democracy Blvd., Suite 200
                               Bethesda, MD 20817
                     (Name and address of Agent for Service)

                                  301-571-2020
          (Telephone Number, Including Area Code, of Agent for Service)

                         Calculation of Registration Fee

==================================================================================================
                                          Proposed maximum      Proposed maximum      Amount of
Title of Securities    Amount to          offering price per    aggregate offering    registration
to be registered       to be registered   share (1)             price (1)             fee
--------------------------------------------------------------------------------------------------
Common Shares,         510,000               $0.03                $ 15,300
no par value            68,372               $4.45                $304,255
                         6,296               $5.33                $ 33,558
                                                                  --------
                                                                  $353,113            $104.17
==================================================================================================

      (1) Pursuant to Rule 457(h)(1), based upon the exercise price of outstanding options.

                                     PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

* Information required by Part I to be contained in a Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

      The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

      1.    The Registrant's Form 10-K for the fiscal year ended May 31, 1998.

      2. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended May 31, 1998 and prior to the date of the filing of this Registration Statement on Form S-8.

      3.    Registrant's Form 8-A Registration Statement filed pursuant to
            Section 12 of the Exchange Act, containing a description of the Registrant's common shares ("Shares"), including any amendment or report filed for the purpose of updating such description.

      In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

      Not Applicable.

Item 5. Interests of Named Experts and Counsel

      None.

Item 6. Indemnification of Directors and Officers

      Under the Business Corporations Act (Ontario), the Registrant may indemnify a present or former director or officer or a person who acts or acted at the Registrant's request as a director or officer of another corporation of which such Registrant is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his position with the Registrant or such other corporation, as the case may be, provided that such person acted honestly and in good faith with a view to the best interests of the Registrant and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such person had reasonable grounds for believing that his conduct was lawful. Such indemnification may be made in connection with an action by or on behalf of the Registrant or such other corporation, as the case may be, only with court approval. A director or officer referred to above is entitled to indemnification from the Registrant as a matter of right if he was substantially successful on the merits and fulfilled the conditions set forth above.

      In accordance with the Business Corporations Act (Ontario), the By-laws of the Registrant indemnify a director or officer, a former director or officer, a person who acts or acted at the Registrant's request as a director or officer of a corporation of which the Registrant is or was a shareholder or creditor, or such person's heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such person in respect of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the Registrant or such other corporation if such person acted honestly and in good faith with a view to the best interests of the Registrant, and, in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, such person had reasonable grounds for believing that such person's conduct was lawful.

      A policy of directors' and officers' liability insurance is maintained by the Company which insures, subject to certain exclusions, directors and officers of the Registrant for damages, judgments, settlements and defense costs as a result of claims based upon their acts or omissions in their capacities as directors and officers of the Registrant, and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the Business Corporations Act (Ontario), the Registrant's Articles or By-laws or the common law.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed

      Not applicable.

Item 8. Exhibits

      See Exhibit Index on page 8.

Item 9. Undertakings

      (a) The Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registrant Statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

            provided, however, that the undertakings set forth in paragraphs
            (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

      (b) The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant, unless in the opinion of its counsel the matter has been settled by controlling precedent, will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mississauga, Province of Ontario, Canada, on the 3rd day of September, 1998.


                                    TLC THE LASER CENTER INC.


                                    By: /s/ Elias Vamvakas
                                        --------------------------------
                                        Elias Vamvakas
                                        Chief Executive Officer


                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints each of Elias Vamvakas and Peter Kastelic, or any of them, each acting alone, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 in the name and on behalf of the Registrant or on behalf of the undersigned as a director or officer of the Registrant, and any and all stickers and amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done to comply with the provisions of the Securities Act and all requirements of the Commission, hereby ratifying and confirming all that said attorney-in-fact or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

Signatures                      Title                         Date
----------                      -----                         ----

/s/ Elias Vamvakas              Chairman of the Board,        September 3, 1998
------------------------------  President and Chief
Elias Vamvakas                  Executive Officer


/s/ Peter Kastelic              Chief Financial Officer and   August 27, 1998
------------------------------  Treasurer (Principal
Peter Kastelic                  Financial and Accounting
                                Officer)

                                Director
------------------------------
Jeffery J. Machat


/s/ James R. Connacher          Director                      September 3, 1998
------------------------------
James R. Connacher


/s/ John F. Riegert             Director                      August 31, 1998
------------------------------
John F. Riegert


/s/ Howard J. Gourwitz          Director                      September 1, 1998
------------------------------
Howard J. Gourwitz


                                Director
------------------------------
Warren S. Rustand


/s/ William David Sullins, Jr.  Director                      August 31, 1998
------------------------------
William David Sullins Jr.

                                  EXHIBIT INDEX

4.    Instruments defining the rights of security holders

      (a)   20/20 Laser Centers, Inc. 1995 Stock Option Plan

      (b) Stock Exchange Agreement Between the Company and Elizabeth A. Karmin dated February 10, 1997

      (c) Stock Exchange Agreement Between the Company and Eric J. Hatch dated February 10, 1997

      (d) Stock Option Agreement Between 20/20 Laser Centers, Inc. and Mark Speaker, M.D. dated September 19, 1996

      (e) Stock Exchange Agreement Between the Company and Mark Speaker, M.D. dated February 10, 1997

      (f) Stock Option Agreement Between 20/20 Laser Centers, Inc. and Eric Donnenfeld, M.D. dated September 19, 1996

      (g) Stock Exchange Agreement Between the Company and Eric Donnenfeld, M.D. dated February 10, 1997

      (h) Stock Option Agreement Between 20/20 Laser Centers, Inc. and J. James Thimons, O.D. dated September 19, 1996

      (i) Stock Exchange Agreement Between the Company and J. James Thimons, O.D. dated February 10, 1997

5.    Opinion of Counsel

      re: validity of securities registered

6.    Consents of experts and counsel

      (a) Consent of Ernst and Young, Chartered Accountants Certified Public Accountants

      (b)   Consent of Counsel included in Exhibit 5

24.   Power of Attorney: included on signature page.